SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement             [_]  Confidential, For Use of the
[ ]  Definitive Proxy Statement                   Commission Only (as permitted
[_]  Definitive Additional Materials              by Rule 14a-6(e)(2))
[_]  Soliciting Material Pursuant to
     Rule 14a-11(c) or Rule 14a-12


                           SIGA PHARMACEUTICALS, INC.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


--------------------------------------------------------------------------------
1) Title of each class of securities to which transaction applies:



--------------------------------------------------------------------------------
2) Aggregate number of securities to which transaction applies:



--------------------------------------------------------------------------------
3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): __________________________________

4)  Proposed maximum aggregate value of transaction:____________________________

5)   Total fee paid:____________________________________________________________

     [_]  Fee paid previously with preliminary materials:

     [_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)   Amount previously paid:__________________________________________

          2)   Form, Schedule or Registration Statement No.:____________________

          3)   Filing Party:____________________________________________________

          4)   Date Filed:______________________________________________________

                           SIGA PHARMACEUTICALS, INC.
                         420 Lexington Avenue, Suite 620
                               New York, NY 10170
                                 (212) 672-9100

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

         We are pleased to announce that the Annual Meeting of the Stockholders of SIGA Pharmaceuticals, Inc. will be held at 10:00 a.m. on Thursday, January 6, 2000, at the offices of Price Waterhouse LLP, 1301 Avenue of the Americas, 2nd Floor, New York, NY 10019.

         The meeting is being held (i) for the election of Directors to hold office until the next annual meeting and until their successors are duly elected and qualified, (ii) to amend our 1996 Incentive and Non-Qualified Stock Option Plan, (iii) to amend our Certificate of Incorporation to change our name to SIGA Technologies, Inc., (iv) to further amend our Certificate of Incorporation to increase our authorized capital to 50,000,000 shares of common stock and (v) to transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

         The Board of Directors has fixed the close of business on November 22, 1999 as the record date for the meeting. This means that in order to vote at the meeting, you must be a stockholder at that time.

         If you do not expect to be personally present at the meeting, but wish your stock to be voted at the meeting, the Board of Directors requests that you fill in, sign and date the enclosed proxy and promptly return it by mail in the postage paid envelope provided.

                                        BY ORDER OF THE BOARD OF DIRECTORS


                                                        Judson Cooper
                                                        Chairman of the Board

December 6, 1999

PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND PROMPTLY RETURN IT IN THE ENVELOPE PROVIDED. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

                           SIGA PHARMACEUTICALS, INC.
                         420 Lexington Avenue, Suite 620
                               New York, NY 10170
                                 (212) 672-9100

                                 PROXY STATEMENT

                       FOR ANNUAL MEETING OF STOCKHOLDERS
                          To be held on January 6, 2000

                                  INTRODUCTION

         The meeting is called to elect members of the Board of Directors, to amend our Certificate of Incorporation to change our name to SIGA Technologies, Inc. and to increase our authorized capital to 50,000,000 shares of common stock and to amend our stock option plan. The Meeting will be open for the transaction of any other business that may properly come before it. As of the date of this proxy statement, management does not know of any other business that will come before the Meeting. If any other matters do come before the Meeting, the persons named in the enclosed form of proxy are expected to vote all proxies in accordance with their judgment on such matters.

         This proxy statement and the accompanying proxy card are first being mailed to stockholders on or about December 20, 1999. A copy of the Annual Report for the fiscal year ended December 31, 1998, which includes audited financial statements, is included herewith for those stockholders of record as of November 22, 1999, the record date for this Meeting.

         The solicitation of proxies in the accompanying form is made by, and on behalf of, the Board of Directors, and no compensation will be paid therefor. We will only solicit proxies by mail or personal solicitation by our officers and employees. We will make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of proxy material to the beneficial owners of shares held of record by such persons, and such persons will be reimbursed for reasonable expenses incurred by them in connection therewith. A stockholder executing the accompanying proxy has the power to revoke it at any time prior to the exercise thereof by filing with the Secretary of the Company:
(i) a duly executed proxy bearing a later date; or (ii) a written instrument revoking the proxy.

         An affirmative vote of a majority of the shares present in person or represented by proxy and entitled to vote is required for approval of all matters being submitted to the stockholders for their consideration. All votes will be tabulated by the inspector of election appointed for the Meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes. Abstentions and broker non-votes are each included for purposes of determining whether a quorum is present, but do not represent votes cast with respect to the proposal.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on November 22, 1999 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting.

         As of September 30, 1999, we had 6,577,712 shares of our common stock outstanding. Each holder of common stock is entitled to one vote for each share of common stock held by him or her at the close of business on the record date.

         The shares for which the accompanying proxy is solicited will be voted providing the proxy is executed and returned by you prior to the Meeting.

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of September 30, 1999, by
(i) each person who we know owns beneficially more than 5% of any class of our common stock, (ii) each of our Directors, and (iii) all of our current Directors and executive officers as a group. Except as otherwise noted, each person listed below has sole voting and dispositive power with respect to the shares listed next to his name.

Name and Address of                      Amount of                    Percentage
Beneficial Owner(1)                      Beneficial Ownership (2)     of Total
-------------------                      ------------------------     --------
Judson Cooper                            525,267(3)                   7.9%
Joshua D. Schein, Ph.D.                  522,267(3)                   7.9%
Steven M. Oliveira                       421,516                      6.6%
129 Post Road East
Westport, CT 06880
Richard B. Stone                         414,915                      6.3%
135 East 57th St., 11th Fl
New York, NY 10022
Medimune Inc.                            335,530                      5.1%
All Officers and Directors               1,141,284                    16.9%
as a Group (six persons) (4)
-----------
*    Less than 1% of the outstanding shares of Common Stock.
(1) Unless otherwise indicated the address of each beneficial owner identified is 420 Lexington Avenue, Suite 620, New York, NY 10170.
(2) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group of persons is deemed to have "beneficial ownership" of any shares as of a given date which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purpose of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3) Includes currently exercisable options to purchase 50,001 shares of Common Stock owned directly and 50% beneficial ownership of 12,500 additional options held by Prism Ventures LLC, an entity jointly owned by Mr. Cooper and Dr. Schein.
(4) Includes an aggregate of 156,252 currently exercisable options to purchase shares of Common Stock.

Section 16(a) Beneficial Ownership Reporting Compliance

         Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act") requires our officers and directors, and persons who own more than ten percent of our common stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) reports that they file.

         Based solely upon review of the copies of such reports furnished to the Company and written representations from certain of the Company's executive officers and directors that no other such reports were required, the Company believes that during 1998 all Section 16(a) filing requirements applicable to its officers, directors and greater than ten-percent beneficial owners were complied with on a timely basis.

                         ITEM 1 - ELECTION OF DIRECTORS

         Five Directors are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until their successors have been duly elected and qualified. It is the intention of the persons named in the accompanying proxy form to vote FOR the election of the five persons named in the table below as Directors of the Company, unless authority to do so is withheld. Proxies cannot be voted for a greater number of persons than the nominees named. In the event that any of the below listed nominees for Director should become unavailable for election for any presently unforeseen reason, the persons named in the accompanying proxy form have the right to use their discretion to vote for a substitute.

         The following table sets forth the name and age of each Director and each nominee for Director and the positions and offices held by each with the Company in addition to the position as a director:

Name                       Age  Position
------                     ---  ------
Joshua D. Schein, Ph.D     39   Chief Executive Officer, Secretary and Director
Judson A. Cooper           41   Chairman of the Board, Executive Vice President
Jeffrey Rubin              32   Director
Scott Eagle                --   Director
Thomas N. Lanier           --   Director

         Joshua D. Schein, Ph.D. has served as our Chief Executive Officer since August 1998 and as acting Chief Executive Officer from April 1998 to August 1998. Dr. Schein has also served as Secretary and a Director since December
1995.  Dr.  Schein  served as Chief  Financial  Officer from December 1995 until
April 1998. From December 1995 to June 1998, Dr. Schein was a Director of DepoMed, Inc., a publicly traded biotechnology company. From January 1996 to August 1998, Dr. Schein was an executive officer and a director (until July
1999) of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Dr. Schein was an executive officer and a director (until September 1999) of Callisto Pharmaceuticals, Inc. From 1994 to 1995, Dr. Schein served as a Vice President of Investment Banking at Josephthal, Lyon and Ross, Incorporated, an investment banking firm. From 1991 to 1994, Dr. Schein was a Vice President at D. Blech & Company, Incorporated, a merchant and investment banking firm focused on the biopharmaceutical industry. Dr. Schein received a Ph.D. in neuroscience from the Albert Einstein College of Medicine and an MBA from the Columbia Graduate School of Business. See "Certain Relationships and Related Transactions."

         Judson A. Cooper has served as our Chairman of the Board of Directors since August 1998 and as acting Chairman of the Board from April 1998 to August 1998. Mr. Cooper has also served as Director since December 1995 and Executive Vice President since November 1996. From December 1995 until November 1996 Mr. Cooper served as President. From August 1995 to June 1998, Mr. Cooper was a Director of DepoMed, Inc., a publicly traded biotechnology company. From January 1996 to August 1998, Mr. Cooper was an executive officer and a director (until July 1999) of Virologix Corporation, a private biotechnology company. From June 1996 to September 1998, Mr. Cooper was an executive officer and a director (until September 1999) of Callisto Pharmaceuticals, Inc. Mr. Cooper had been a private investor from September 1993 to December 1995. From 1991 to 1993, Mr. Cooper served as a Vice President of D. Blech & Company, Incorporated. Mr. Cooper is a graduate of the Kellogg School of Management. See "Certain Relationships and Related Transactions."

         Jeffrey Rubin has been a Director since November 1998. Mr. Rubin is Principal and Managing Director of The Whitestone Group, an asset management and investment banking firm he formed in January 1998. From 1994 to 1997, Mr. Rubin was founder and a director of the Fastcast Corporation, a company specializing in optical technologies. From 1989 to 1994, Mr. Rubin was a Vice President of American European Corporation, an import/export company. Mr. Rubin received a Bachelor of Arts degree in 1989 from the University of Michigan.

         Scott Eagle is a nominee for Director. Mr. Eagle is currently the Vice President of Marketing at Gator.com, where he manages the marketing team and overseas business development and partnership activities. Before joining Gator.com, Mr. Eagle was the Vice President of Marketing at Concentric Network Corporation, where he built the marketing team that enabled both a successful IPO and an increase in company revenue from a start-up to $85+ million in less than three years. Prior to Concentric, Mr. Eagle served as Vice President of Marketing at MFS Communications where he launched regional and national marketing campaigns for the start-up MFS Intelenet subsidiary, driving revenue to over $300 million in less than three years. This enabled MFS to capture substantial market share from telecommunications giants such as AT&T, MCI and all the local phone carriers. Mr. Eagle began his career at Proctor & Gamble in marketing and new product development for their consumer package goods, managing brands such as Formula 44 and Chloraseptic. Mr. Eagle holds a B.S. from the University of Pennsylvania, Wharton School of Business.

         Thomas A. Lanier is a nominee for Director. Since 1996, Mr. Lanier has been an International Advisor for the US Department of the Treasury during which time he co-wrote the US Treasury's guide on external debt issuance for emerging market borrowers. From 1988 until 1996, Mr. Lanier worked for Chemical Bank as a US Government Bond Trader (1988-1993), Emerging Markets Salesperson (1993-1994) and Emerging Markets Debt Trader (1994-1996). In 1981, Mr. Lanier graduated from West Point with a Bachelor of Science Degree and prior to leaving the Army in 1986, also graduated from the US Army Airborne School and the US Army Flight School as well as planning, organizing and controlling logistical operations on an international project for the US Army Chief of Staff. In 1988, Mr. Lanier received a Masters of Business Administration with an emphasis in finance and marketing from the Fuqua School of Business, Duke University.

                   BOARD OF DIRECTORS MEETINGS AND COMMITTEES

         During the 1998 fiscal year, there were _________ meetings of the Board of Directors. A quorum of Directors was present, either in person or by telephonic hookup, for all of the meetings. Actions were also taken during the year by the unanimous written consent of the Directors.

         The members of the Audit Committee during 1998 were Messrs. Eilenberg and Rubin, neither of whom is an employee of the Company. The Audit Committee has been delegated the responsibility of reviewing with the independent auditors the plans and results of the audit engagement, reviewing the adequacy, scope and results of the internal accounting controls and procedures, reviewing the degree of independence of the auditors, reviewing the auditor's fees and recommending the engagement of the auditors to the full Board of Directors.

         The members of the Compensation Committee during 1998 were Messrs. Eilenberg and Rubin. The Compensation Committee administers the Company's stock option plan and other corporate benefits programs. The Compensation Committee also reviews and approves bonuses, stock option grants, compensation philosophy and current competitive status, and executive officer compensation.

         The Board of Directors does not have a standing nominating committee.

                             EXECUTIVE COMPENSATION

         The following table summarizes the total compensation of the Chief Executive Officer of the Company for 1998 and the previous year, as well as all other executive officers of the Company who received compensation in excess of $100,000 for 1998.

Summary Compensation Table





                                            Annual Compensation                        Long Term Compensation
Name/                                 Year     Salary       Bonuses    Other Annual    Stock Underlying     All Other
Principal Position                                                     Compensation(4) Options/             Compensation
                                                                                       Warrants
David H. de Weese, Chairman Chief     1998         $77,050     --           ---                ---                --
Executive Officer and President (1)   1997         231,923     --           ---              477,683              --
                                      1996          21,635     --           ---              16,667               --
Joshua D. Schein, Ph.D., Executive    1998      170,940(2)     --           ---              50,000               --
Vice President, Chief Financial       1997      154,616(2)     --           ---              33,334               --
Officer and Director                  1996      153,116(2)     --           ---              16,667               --
Judson A. Cooper, Executive Vice      1998      170,939(2)     --           ---                ---                --
President and Director                1997      154,616(2)     --           ---              33,334               --
                                      1996      153,116(2)     --           ---              16,667               --

Dennis E. Hruby, Ph.D., Vice          1998         167,148     --          27,366            10,000               --
President of Research(3)              1997          78,549     --           ---                ---                --
                                      1996          50,000     --           ---                ---                --
Thomas N. Konatich, Vice              1998         120,172     --           ---                ---                --
President and Chief Financial
Officer
Walter Flamenbaum, M.D.               1998         183,845     --           ---                ---                --
President (5)


-----------

(1) Mr. de Weese was Chairman, President (until January 1998) and Chief Executive Officer of the Company from November 1996 through
         April 1998.

(2) Does not include $40,000 share of payments made to CSO Ventures LLC or $56,250 and 16,667 stock options share of payments to Prism Ventures LLC. See "Certain Relationships and Related Transactions."

(3) Dr. Hruby became Vice President of Research on April 1, 1997. He was a consultant to the Company in 1996 and the first quarter of 1997.

(4) Except as noted, aggregate amount does not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for the named officer.

(5) Mr. Flamenbaum was the President from January 1998 through August 1998. The following tables set forth information with respect to the named executive officers concerning the grant, repricing and exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year.

Option Grants for the Year Ended December 31, 1998




Name                            Common Stock         % of Total
                                Underlying           Options Granted   Exercise         Expiration
                                Options Granted(1)   to Employees      Price Per Share  Date

David H. de Weese ..........      16,667                27.8%          $ 4.00           11/18/07
Joshua D. Schein ...........      16,667                 6.5%          $ 4.00            4/15/08
Judson A. Cooper ...........      16,667                 6.5%          $ 4.00            4/15/08


-----------
(1)  All options were granted pursuant to the Company's 1996 Stock Option Plan.

Aggregated Option Exercises for the Year Ended December 31, 1998 and Option Values as of December 31, 1998:




                                                  Number of Securities                 Value of Unexercised In-the-Money
                                                  Underlying Unexercised               Options (1)
                                                  Options at December 31,
                                                  1998

Name                 Shares         Value         Exercisable      Unexercisable       Exercisable      Unexercisable
                     Acquired on    Realized
                     Exercise
David H. de               ---           ---           33,334              ---              $27,084               ---
Weese(2)
Joshua D. Schein,         ---           ---           50,000              ---                 0                  ---
Ph.D.
Judson A. Cooper          ---           ---           50,000              ---                 0                  ---
Dennis E. Hruby           ---           ---           10,000             30,000               0                   0
Thomas Konatch            ---           ---              0               95,000              ---                  0


-----------

(1) Based upon the closing price on December 31, 1998 as reported on the Nasdaq SmallCap Market and the exercise price per option.

(2) Excludes warrants, 50% of which were exercisable on December 31, 1997, to purchase 461,016 shares of Common Stock at an exercise price of $3.00 per share. All options were terminated when he left the Company in April 1998.

Employment Contracts and Directors Compensation

         Dr. Joshua Schein, our Chief Executive Officer, has an employment agreement which expires in December 2000 and can be canceled by us only for cause, as defined in the agreement. Dr. Schein currently receives an annual base salary of $225,000 and 16,667 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Dr. Schein will receive a cash payment equal to 1.5% of the total consideration received by us in a transaction resulting in a change of ownership of at least 50% of our outstanding common stock.

         Judson Cooper, our Chairman of the Board of Directors, has an employment agreement which expires in December 2000 and can be canceled by us only for cause, as defined in the agreement. Mr. Cooper currently receives an annual base salary of $225,000 and 16,667 stock options per year, exercisable at the fair market value on the date of grant, and is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors. In addition, Mr. Cooper will receive a cash payment equal to 1.5% of the total consideration received by us in a transaction resulting in a change of ownership of at least 50% of our outstanding common stock.

         Thomas Konatich became our Chief Financial Officer as of April 1, 1998. Mr. Konatich's employment agreement expires on April 1, 2000 and can be canceled by us only for cause, as defined in the agreement. Mr. Konatich receives an annual base salary of $170,000 and received options to purchase 95,000 shares of common stock, exercisable at the fair market value on April 1, 1998. The options vest on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Mr. Konatich is also eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

         Dr. Dennis Hruby, our Vice President of Research, has an employment agreement which expires on January 1, 2001 and can be canceled by us upon three months notice. Dr. Hruby received options to purchase 40,000 shares of common stock at an exercise price of $4.63 per share. The options become exercisable on a pro rata basis on the first, second, third and fourth anniversaries of the agreement. Dr. Hruby is eligible to receive additional stock options and bonuses at the discretion of the Board of Directors.

         In November 1999, we entered into 2 year employment agreements with each of Nathan W. Rosen as Vice President Marketing, David Kaufman as Vice President Investor Relations and Lawrence R. Nagel as Vice President Business Development. All agreements are essentially identical. Mr. Rosen receives an annual salary of $120,000, Mr. Kaufman $100,000 and Mr. Nagel $95,000. Each received 100,000 options exercisable at the fair market value on the date of grant, which vest equally over the eight quarters of the agreements, subject to acceleration upon the occurrence of certain events. All agreements also provide for bonuses at the discretion of the Board of Directors.

Directors' Compensation

         In 1998, outside Directors earned $1,500 for each Board meeting attended.

Compensation Committee Report

         The Compensation Committee of the Board of Directors establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for executive officers, and administers the Company's 1996 Stock Option Plan. The Compensation Committee is composed of two independent, non-employee Directors who have no interlocking relationships as defined by the Securities and Exchange Commission other than as described below (see "Compensation Committee Interlocks and Insider Participation").

         The Compensation Committee, being responsible for overseeing and approving executive compensation and grants of stock options, is in a position to appropriately balance the current cash compensation considerations with the longer-range incentive-oriented growth outlook associated with stock options. The main objectives of the Company's compensation structure include rewarding individuals for their respective contributions to the Company's performance, providing executive officers with a stake in the long-term success of the Company and providing compensation policies that will attract and retain qualified executive personnel.

         The Compensation  Committee believes that the chief executive officer's
(CEO) compensation should be heavily influenced by Company performance. The Committee determines the appropriate level of bonuses and increases to salary, if any, based in large part on Company performance. The Committee also considers the salaries of CEOs of comparably-sized companies and their performance.

         Stock options are granted to the CEO, and to other executives, primarily based on the executive's ability to influence the Company's long-term growth.

         The Compensation Committee has adopted similar policies with respect to compensation of other officers of the Company. The Committee establishes base salaries that are within the range of salaries for persons holding similarly responsible positions at other companies. In addition, the Committee considers factors such as relative Company performance, the individual's past performance and future potential in establishing the base salaries of executive officers.

         As with the CEO, the number of options granted to the other officers is determined by the subjective evaluation of the executive's ability to influence the Company's long-term growth. All options are granted at no less than the current market price. Since the value of an option bears a direct relationship to the Company's stock price, it is an effective incentive for managers to create value for stockholders. The Committee therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

         From the Members of the Compensation Committee: Adam Eilenberg and Jeffrey Rubin.

-----------
(1) The material in this report is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language therein.

Compensation Committee Interlocks and Insider Participation

         The members of the Compensation Committee during 1998 were Messrs. Eilenberg and Rubin. There were no interlocks on the Compensation Committee in 1998.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         The Company entered into a consulting agreement with CSO Ventures LLC ("CSO") pursuant to which CSO provided certain business services to the Company, including business development, licensing, strategic alliances and administrative support. Pursuant to the terms of the agreement, CSO received $120,000 in 1997. The agreement expired on January 15, 1998. Mr. Cooper, Dr. Schein and Steven Oliveira are the members of CSO.

         Effective January 15, 1998, the Company entered into a consulting agreement with Prism Ventures LLC ("Prism") pursuant to which Prism has agreed to provide certain business services to the Company, including business development, operations and other advisory services, licensing, strategic alliances, merger and acquisition activity, financings and other corporate transactions. The parties agreed in September 1998 to suspend the Prism agreement as long as Mr. Cooper and Dr. Schein are both employed directly by the Company. Pursuant to the terms of the agreement, Prism receives an annual fee of $150,000 and 16,667 stock options per year. The agreement expires on January 15, 2001, and is cancelable by the Company only for cause as defined in the agreement. Mr. Cooper and Dr. Schein are the members of Prism.

         ITEM 2 - PROPOSAL TO AMEND THE 1996 INCENTIVE AND  NON-QUALIFIED  STOCK
                                  OPTION PLAN

         The Board of Directors has adopted, subject to stockholder approval, an amendment to the 1996 Incentive and Non-Qualified Stock Option Plan authorizing the issuance of an additional 666,667 shares under such plan, thereby increasing the aggregate number of shares issuable under such plan from 833,333 to 1,500,000. There are currently 633,061 options outstanding under the plan.

         The adoption of the amendment by the Board of Directors reflects a determination by the Board that ensuring the continued availability of a sufficient number of options available for grant under the plan is important to our ongoing and continuing efforts to attract and retain key senior management personnel and increase the interest of our executive officers in our continuing success.

         Since the granting of options under the plan is discretionary, we cannot at present determine the number of options that will be granted in the future to any person or group of persons or the terms of any future grant. Future option grants and their terms will be determined by the Compensation Committee in accordance with the terms of the plan.

         Set forth below is certain information concerning the plan. A copy of the plan is available upon written request.

Description of the Plan

         The purpose of the plan is to allow our Directors, officers, key employees and consultants to increase their proprietary interest in, and to encourage such employees to remain in the employ of, or maintain their relationship with, us. It is intended that options granted under the plan will qualify either as incentive stock options under Section 422 of the Internal Revenue Code or as non-qualified options. Options granted under the plan will only be exercisable for shares of our common stock.

         The plan is administered by a committee appointed by the Board of Directors. Members of the Compensation Committee are not be eligible to receive options while they are members except to the extent otherwise permitted under the requirements of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee designates the persons to receive options, the number of shares subject to the options and the terms of the options, including the option price and the duration of each option, subject to certain limitations.

         The maximum number of shares of common stock available for issuance under the plan is 833,333 shares (1,500,000 if the amendment is approved) subject to adjustment in the event of stock splits, stock dividends, mergers, consolidations and the like. Common stock subject to options granted under the plan that expire or terminate are available for options to be issued under the plan.

         The price at which shares of common stock may be purchased upon exercise of an incentive stock option must be at least 100% of the fair market value of our common stock on the date the option is granted (or at least 110% of fair market value in the case of a person holding more than 10% of the outstanding shares of common stock).

         The aggregate fair market value (determined at the time the option is granted) of common stock with respect to which incentive stock options are exercisable for the first time in any calendar year by an optionee under the plan or any other plan of ours or of our subsidiary, shall not exceed $100,000. The Compensation Committee will fix the time or times when, and the extent to which, an option is exercisable, provided that no option will be exercisable earlier than one year or later than ten years after the date of grant (or five years in the case of a 10% stockholder). The option price is payable in cash or by check. However, the Board of Directors may grant a loan to an employee, pursuant to the loan provision of the plan, for the purpose of exercising an option or may permit the option price to be paid in shares of common stock at the then current fair market value, as defined in the plan.

         Upon termination of an optionee's employment or consultancy, all options held by such optionee will terminate, except that any option that was exercisable on the date employment or consultancy terminated may, to the extent then exercisable, be exercised within three months thereafter (or one year thereafter if the termination is the result of permanent and total disability of the holder), and except that such three month period may be extended by the Compensation Committee in its discretion. If an optionee dies while he is an employee or a consultant or during such three-month period, the option may be exercised within one year after death by the decedent's estate or his legatees or distributees, but only to the extent exercisable at the time of death.

         The plan provides that outstanding options shall vest and become immediately exercisable in the event of certain transactions, including (i) the sale of more than 75% of the voting power represented by our shares of common stock in a single transaction or a series of transactions, (ii) the sale of substantially all of our assets, (iii) approval by the stockholders of a reorganization, merger or consolidation, as a result of which all of you will own less than 50% of the voting power of the reorganized, merged or consolidated company.

         The Board of Directors may amend, suspend or discontinue the plan, but it must obtain stockholder approval to (i) increase the number of shares subject to the plan, (ii) change the designation of the class of persons eligible to receive options, (iii) decrease the price at which options may be granted, except that the Board may, without stockholder approval accept the surrender of outstanding options and authorize the granting of new options in substitution therefor specifying a lower exercise price that is not less than the fair market value of common stock on the date the new option is granted, (iv) remove the administration of the plan from the Compensation Committee, (v) render any member of the Compensation Committee eligible to receive an option under the plan while serving thereon, or (vi) amend the plan in such a manner that options issued under it intend to be incentive stock options, fail to meet the requirements of Incentive Stock Options as defined in Section 422 of the Internal Revenue Code.

         Under current federal income tax law, the grant of incentive stock options under the plan will not result in any taxable income to the optionee or any deduction for us at the time the options are granted. The optionee recognizes no gain upon the exercise of an option. However the amount by which the fair market value of common stock at the time the option is exercised exceeds the option price is an "item of tax preference" of the optionee, which may cause the optionee to be subject to the alternative minimum tax. If the optionee holds the shares of common stock received on exercise of the option at least one year from the date of exercise and two years from the date of grant, he will be taxed at the time of sale at long-term capital gains rates, if any, on the amount by which the proceeds of the sale exceed the option price. If the optionee disposes of the common stock before the required holding period is satisfied, ordinary income will generally be recognized in an amount equal to the excess of the fair market value of the shares of common stock at the date of exercise over the option price, or, if the disposition is a taxable sale or exchange, the amount of gain realized on such sale or exchange if that is less. If, as permitted by the plan, the Board of Directors permits an optionee to exercise an option by delivering already owned shares of common stock valued at fair market value) the optionee will not recognize gain as a result of the payment of the option price with such already owned shares. However, if such shares were acquired pursuant to the previous exercise of an option, and were held less than one year after acquisition or less than two years from the date of grant, the exchange will constitute a disqualifying disposition resulting in immediate taxation of the gain on the already owned shares as ordinary income. It is not clear how the gain will be computed on the disposition of shares acquired by payment with already owned shares.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT (ITEM 2 ON THE ENCLOSED PROXY CARD) INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE UNDER THE 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN BY 666,667 FROM 833,333 TO 1,500,000.

ITEM 3 - PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO CHANGE THE CORPORATE NAME TO SIGA TECHNOLOGIES, INC.

         The Board of Directors has approved, and recommends to the stockholders that they approve, a proposal to amend Article (i) of our Certificate of Incorporation to change our corporate name to SIGA Technologies, Inc. As previously disclosed, we are currently expanding in a new direction by adding internet technology to our business plan. Accordingly, the Board of Directors believes that the name SIGA Technologies, Inc. more accurately reflects the current nature of our business as a multi-technology company encompassing the disciplines of biotechnology and internet technology. The Board of Directors and management deem this change to be in the best interests of the company and its stockholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT (ITEM 3 ON THE ENCLOSED PROXY CARD) CHANGING THE CORPORATE NAME TO SIGA TECHNOLOGIES, INC.

ITEM 4 - PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION TO INCREASE AUTHORIZED CAPITAL BY 25,000,000 SHARES TO 50,000,000 SHARES OF COMMON STOCK

         The Certificate of Incorporation currently authorizes us to have 25,000,000 shares of common stock. The Board of Directors has approved the resolution and proposes amend Article (iv) of our Certificate of Incorporation to increase the authorized capital to 50,000,000 shares of common stock. As noted in its public filings, the company is pursuing entry into the field of internet technology and may require having additional shares available to finance its new venture. This proposal would not effect the validity or status of any currently outstanding shares of common stock.

         Of the 25,000,000 currently authorized shares of common stock, as of September 30, 1999, we had 6,577,712 shares of common stock outstanding and if the amendment to our stock option plan is approved we will have to reserve an additional 1,500,000 shares for issuance thereunder. The additional shares of common stock for which authorization is set would be a part of the existing class of common stock and, if and when issued, would have the same rights and privileges as the shares of common stock presently outstanding. No holder of common stock has any preemptive rights. We currently have no plans for the issuance of any shares of common stock, except pursuant to the exercise of stock options.

         The Board of Directors believes that an increase in the number of shares of authorized common stock would benefit us and our stockholders by giving us needed flexibility in our corporate planning in responding to developments in our business, including possible financing and acquisition transactions, common stock splits or dividends and other general corporate purposes, although currently we have no plans to implement any of such strategies. Having such authorized shares available for issuance in the future would provide us with greater flexibility and, if necessary allow common stock to be issued in the future without the expense or delay of a special meeting. Unless otherwise required by applicable law or regulation, the shares of common stock to be authorized will be issued without further authorization by vote or consent of the stockholders and on such terms and for such consideration as may be determined by the Board of Directors.

         The Board of Directors could use the additional shares of common stock to discourage an attempt to change control of the company, even though a change in control might be perceived as desirable by some stockholders. The common stock to be authorized hereby will be available for such purposes. The ability to issue additional shares of common stock also would allow the Board of Directors to issue shares only to shareholders supportive of management's position. This could provide management with the means to block a business combination considered desirable by some shareholders.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE AMENDMENT (ITEM 4 ON THE ENCLOSED PROXY CARD) INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE FROM 25,000,000 TO 50,000,000.

                        STOCKHOLDERS' PROPOSALS FOR 2000
                         ANNUAL MEETING OF STOCKHOLDERS

         Proposals which stockholders intend to present at our 2000 annual meeting of stockholders must be received by us by August ___, 2000 to be eligible for inclusion in the proxy material for that meeting.

                          ANNUAL REPORT ON FORM 10-KSB

         Upon sending a written request to Siga Pharmaceuticals, 420 Lexington Avenue, Suite 620, New York, NY 10170, Attention: President, stockholders may obtain, free of charge, a copy of the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998, and any amendments thereto, as filed with the Securities and Exchange Commission.

                                  OTHER MATTERS

         As of the date of this Proxy Statement, the only business which management expects to be considered at the Annual Meeting is the election of Directors and the adoption of the amendment to our stock option plan. If any other matters come before the meeting, the persons named in the enclosed form of proxy are expected to vote the proxy in accordance with their best judgment on such matters.

                                       BY ORDER OF THE BOARD OF DIRECTORS

                                                       JUDSON COOPER
                                                       Chairman of the Board

Dated: December 6, 1999

Siga Pharmaceuticals, Inc.
420 Lexington Avenue, Suite 620
New York, NY 10170
(212) 672-9100

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

         Annual Meeting of Stockholders - January 6, 2000

         The undersigned, as stockholder of SIGA PHARMACEUTICALS, INC. (the "Company"), hereby appoints JOSHUA D. SCHEIN and JUDSON A. COOPER and each of them, with full power of substitution, the true and lawful proxies and attorneys in fact of the undersigned to vote, as designated below, the number of shares of Common Stock of the Company which the undersigned would be entitled to vote, as fully and with the same effect as the undersigned might do if personally present, at the Annual Meeting of the Stockholders of the Company to be held on January 6, 2000 at 10:00 a.m. at the offices of Price Waterhouse LLP, 1301 Avenue of the Americas, 2nd Floor, New York, New York 10019, and any adjournments thereof on the following matters as set forth in the Proxy Statement and Notice dated December 6, 1999.

                                                         1
(1)  ELECTION OF DIRECTORS OF THE COMPANY (ITEM NO. 1 IN THE PROXY STATEMENT)

   |_|  FOR all nominees listed                |_| WITHHOLD AUTHORITY to
        below except as marked to                  vote for all nominees
        the contrary:                              listed below

NOMINEES:     Joshua D. Schein
              Judson A. Cooper
              Thomas N. Lanier
              Scott Eagle
              Jeffrey Rubin

[INSTRUCTIONS: To withhold authority to vote for any of the individual nominees, PRINT that nominee's name on the line below].


            --------------------------------------------------------------

(2) TO AMEND THE COMPANY'S 1996 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN INCREASING THE NUMBER OF SHARES AUTHORIZED FOR ISSUANCE BY 666,667 FROM 833,333 TO 1,500,000. (ITEM NO. 2 IN THE PROXY STATEMENT)

(3) TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE COMPANY'S NAME TO SIGA TECHNOLOGIES, INC. (ITEM NO. 3 IN THE PROXY STATEMENT)

(4) TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED CAPITAL BY 25,000,000 SHARES TO 50,000,000 SHARES OF COMMON STOCK. (ITEM 4 IN THE PROXY STATEMENT)

(5) IN THE DISCRETION OF SUCH PROXIES UPON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES TO THE BOARD OF DIRECTORS IDENTIFIED ABOVE, FOR THE APPROVAL OF THE AMENDMENT, FOR ADOPTION OF THE OPTION PLAN AND, IN THE DISCRETION OF THE PROXIES NAMED, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE ANNUAL MEETING.

         This Proxy is revocable at any time, and the undersigned reserves the right to attend the Annual Meeting and vote in person. The undersigned hereby revokes any proxy heretofore given in respect of the shares of the Company.

Dated: __________, 1999

                                             ----------------------------------
                                                   SIGNATURE*

                                             ----------------------------------
                                                   SIGNATURE*


* NOTE: Please sign exactly as name(s) appear on your Stock Certificate. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If more than one name is shown, as in the case of joint tenancy, each party must sign. If a corporation, please sign in full corporate name by the president or other authorized officer.

     THE BOARD OF DIRECTORS URGES THAT YOU FILL IN, SIGN AND DATE THE PROXY AND RETURN IT PROMPTLY BY MAIL IN THE ENCLOSED ENVELOPE. NO POSTAGE IS NECESSARY IF MAILED IN THE UNITED STATES.

     CORRECT ADDRESS IF NECESSARY